SHAREHOLDER RIGHTS PLAN AGREEMENT

DATED AS OF MARCH 9, 2007

BETWEEN

CANDENTE RESOURCE CORP.

AND

PACIFIC CORPORATE TRUST COMPANY

AS RIGHTS AGENT

TABLE OF CONTENTS

ARTICLE 1 – INTERPRETATION		1

1.1	Certain Definitions	1
1.2	Continuation to Another Jurisdiction	11
1.3	Currency	11
1.4	Descriptive Headings	11
1.5	References to Agreement	12
1.6	Number and Gender	12
1.7	Acting in Good Faith	12
1.8	Holder	12
1.9	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares	12
1.10	Acting Jointly or in Concert	12

ARTICLE 2 – THE RIGHTS		13

2.1	Issue of Rights and Legend on Common Share Certificates	13
2.2	Execution, Authentication, Delivery, and Dating of Rights Certificates	13
2.3	Registration, Registration of Transfer, and Exchange	14
2.4	Mutilated, Destroyed, Lost, and Stolen Rights Certificates	14
2.5	Persons Deemed Owners of Rights	15
2.6	Delivery and Cancellation of Certificates	15
2.7	Agreement of Rights Holders	15
2.8	Rights Certificate Holder Not Deemed a Shareholder	16

ARTICLE 3 – EXERCISE OF THE RIGHTS		16

3.1	Initial Exercise Price; Exercise of Rights; Detachment of Rights	16
3.2	Adjustments to Exercise Price; Number of Rights	19
3.3	Date on Which Exercise is Effective	23

ARTICLE 4 – ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS		24

4.1	Flip-in Event	24

ARTICLE 5 – THE RIGHTS AGENT		25

5.1	General	25
5.2	Merger or Amalgamation or Change of Name of Rights Agent	26
5.3	Duties of Rights Agents	26
5.4	Change of Rights Agent	28

ARTICLE 6 – MISCELLANEOUS		28

6.1	Redemption of Rights	28
6.2	Waiver of Rights	30
6.3	Expiration	31
6.4	Issuance of New Rights Certificates	31
6.5	Fractional Rights and Fractional Shares	31
6.6	Supplements and Amendments	31
6.7	Rights of Action	33
6.8	Notices	33
6.9	Costs of Enforcement	34
6.10	Successors	34
6.11	Benefits of this Agreement	34
6.12	Governing Law	35
6.13	Counterparts	35
6.14	Severability	35
6.15	Effective Date and Shareholder Confirmation	35
6.16	Rights of Board, Company, and Offeror	35
6.17	Determinations and Actions by the Board of Directors	35
6.18	Time of the Essence	35
6.19	Regulatory Approvals	36
6.20	Declaration as to Non-Canadian Holders	36

Shareholder Rights Plan Agreement

This agreement, dated as of March 9, 2007, is between CANDENTE RESOURCE CORP., a corporation existing under the laws of Canada (the “Company”) and PACIFIC CORPORATE TRUST COMPANY, a company existing under the laws of British Columbia, as rights agent (the “Rights Agent”)

WHEREAS:

A.

The Company’s Board of Directors has determined that it is advisable for the Company to adopt a shareholder rights plan (the “Rights Plan”) to protect the Company and its shareholders from unfair, abusive, or coercive acquisition tactics.

B.

To implement the Rights Plan, the Board of Directors has authorized issuing

(a)

one right (a “Right”) effective as of the Record Time for each Common Share outstanding at the Record Time (as these terms are defined below); and

(b)

one Right for each Common Share issued after the Record Time and before the earlier of the Separation Time and the Expiry Time (as those terms are defined below).

C.

Each Right entitles the holder, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) on the terms and subject to the conditions set out in this agreement.

D.

The Company wishes to appoint the Rights Agent to act on behalf of the Company and holders of Rights, and the Rights Agent is willing to act in connection with the issuance, transfer, exchange, and replacement of Rights Certificates (as defined below), the exercise of Rights, and other matters referred to in this agreement.

In consideration of the premises and respective covenants and agreements set out in this agreement, the parties agree as follows:

ARTICLE 1 – INTERPRETATION

1.1

Certain Definitions

In this agreement,

(a)

“Acquiring Person” means a Person who is or becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares, other than

(i)

the Company or its Subsidiary;

(ii)

a Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or more of the following:

A.

the Company or its Subsidiary acquiring or redeeming Voting Shares, which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by the Person to 20% or more of the Voting Shares then outstanding (a “Voting Share Reduction”);

B.

a Permitted Bid Acquisition;

C.

an Exempt Acquisition;

D.

a Pro Rata Acquisition; or

E.

the Person acquiring Voting Shares on the exercise, conversion or exchange of Convertible Securities acquired by a Person under a Permitted Bid Acquisition, Exempt Acquisition or Pro Rata Acquisition (a “Convertible Security Acquisition”);

unless, after the Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares because of one or more of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition, or a Convertible Security Acquisition, the Person’s Beneficial Ownership of Voting Shares increases by more than 1% of the number of Voting Shares outstanding (other than under one or more of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition), at which point the Person will become an Acquiring Person;

(iii)

for 10 days after the first public announcement that the Person is making or intends to make a Take-over Bid, a Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of the Person becoming disqualified from relying on clause 1.1(d)(v) solely because the Person or the Beneficial Owner of the Voting Shares is making or has announced an intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person;

(iv)

an underwriter or member of a banking or selling group acting in that capacity that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution to the public of securities of the Company; or

(v)

a Person (a “Grandfathered Person”) who Beneficially Owns 20% or more of the outstanding Voting Shares as of the Record Time, unless the Grandfathered Person, after the Record Time,

A.

ceases to Beneficially Own 20% of the outstanding Voting Shares, or

B.

increases its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares then outstanding, other than through one or more of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition;

(b)

“Affiliate” has the same meaning as in National Instrument 45-106 Prospectus and Registration Exemptions in effect as of the date of this agreement;

(c)

“Associate” means, when used to indicate a relationship with a specified Person

(i)

a partner, other than a limited partner, of the Person;

(ii)

a trust or estate in which the Person has a substantial beneficial interest or for which the Person serves as trustee or in a similar capacity;

(iii)

an issuer in respect of which the Person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the issuer; or

(iv)

a relative, including the spouse, of the Person or a relative of the Person’s spouse, if the relative has the same home as the Person;

(d)

a Person is the “Beneficial Owner” of, has “Beneficial Ownership” of, and “Beneficially Owns” securities

(i)

that the Person, or any of the Person’s Affiliates or Associates, directly or indirectly owns at law or in equity;

(ii)

as to which the Person or any of the Person’s Affiliates or Associates has, directly or indirectly, the right to become the owner of at law or in equity, if the right is exercisable immediately or within 60 days of the date of determining Beneficial Ownership, including

A.

on condition or the happening of any contingency,

B.

under any agreement, arrangement, or understanding, written or verbal, other than pledges of securities in the ordinary course of business and customary agreements with and between underwriters and banking group or selling group members with respect to a public offering of securities, or

C.

on the conversion of a Convertible Security; or

(iii)

that are Beneficially Owned within the meaning in clauses 1.1(d)(i) and (ii) by any other Person with whom the Person is acting jointly or in concert;

unless

(iv)

another Person has deposited or tendered the security, or has agreed to deposit or tender the security, to the Person under any Lock-up Agreement or Take-over Bid made by the Person, the Person’s Affiliates or Associates, or any Person acting jointly or in concert with the Person, until the deposited or tendered security has been taken up or paid for, whichever occurs first;

(v)

the Person, the Person’s Associates or Affiliates, or any other Person acting jointly or in concert with the Person, holds the security and

A.

the ordinary business of the Person (the “Investment Manager”) includes managing investment funds for others, and the Investment Manager holds the security in the ordinary course of the Investment Manager’s business in the performance of its duties for the account of another Person (a “Client”), or

B.

the Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and the security in the ordinary course of duties for the Estate Account or for Other Account,

C.

the Person (the “Administrator”) is the administrator or the trustee of one or more pension funds or plans (a “Plan”) registered under applicable laws and holds the security in the ordinary course of the Administrator’s activities,

D.

the Person is a Plan,

E.

the Person is established by statute for purposes that include, and the ordinary business or activity of the Person (the “Statutory Body”) is, managing investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies and the Statutory Body holds the security in the ordinary course of the management of the investment funds, or

F.

the Person is a Crown agent or agency (a “Crown Agent”),

unless the Investment Manager, Trust Company, Administrator, Plan, Statutory Body, or Crown Agent is making a Take-over Bid, has announced it intends to make a Take-over Bid, or is acting jointly or in concert with any other Person who is making, or has announced it intends to make, a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities under a distribution by the Company, through a Permitted Bid or a Competing Permitted Bid, or through a market transaction made in the order course of the Person’s business executed through the facilities of a stock exchange or organized over-the-counter market;

(vi)

the Person is

A.

a Client of the same Investment Manager as another Person on whose account the Investment Manager holds the security,

B.

an Estate Account or Other Account of the same Trust Company as another Person on whose account the Trust Company holds the security, or

C.

a Plan with the same Administrator as another Plan on whose account the Administrator holds the security;

(vii)

the Person is

A.

a Client of an Investment Manager and the Investment Manager owns the security at law or in equity,

B.

an Estate Account or an Other Account of a Trust Company and the Trust Company owns the security at law or in equity, or

C.

a Plan and the Administrator of the Plan owns the security at law or in equity; or

(viii)

the Person is the registered holder of securities because it carries on the business of or acts as a nominee of a securities depositary;

(e)

“Board of Directors” means the Company’s board of directors or, if empowered by the Company’s board of directors, a committee of the Company’s board of directors;

(f)

“Business Corporations Act” means the Canada Business Corporations Act, as amended, its regulations, and any successor laws or regulations;

(g)

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in Vancouver, British Columbia are authorized or obliged by law to close;

(h)

“close of business” on any given day means the time on that day (or, if that day is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Shares (or, after the Separation Time, the offices of the Rights Agent) close to the public in Vancouver, British Columbia;

(i)

“Common Shares” means the common shares without par value of the Company and any other shares of the Company into which the Common Shares may be subdivided, consolidated, reclassified, or changed;

(j)

“Competing Permitted Bid” means a Take-over Bid that

(i)

is made after a Permitted Bid or another Competing Bid (a “Prior Bid”) has been made and before the Prior Bid has expired;

(ii)

satisfies all components of the definition of a Permitted Bid except clause (ii); and

(iii)

has an irrevocable and unqualified condition that the Person making the Competing Permitted Bid will not take up or pay for Voting Shares under the Take-over Bid before the close of business

A.

35 days (or any other minimum deposit period for a take-over bid as provided in the Securities Act) after the date of the Take-over Bid, and

B.

60 days after the earliest Prior Bid was made;

(k)

“control” has the same interpretation as in National Instrument 45-106 Prospectus and Registration Exemptions in effect as of the date of this agreement;

(l)

“Convertible Security” means a security issued by the Company, other than a Right, that gives the holder the right, exercisable immediately or after a specified period, to acquire, by any means, Voting Shares or other securities convertible into, exercisable or exchangeable for, Voting Shares, whether the right is exercisable on conditions or the happening of any contingency;

(m)

“Election to Exercise” has the meaning set out in clause 3.1(e)(ii);

(n)

“Exempt Acquisition” means an acquisition of Voting Shares

(i)

in a transaction for which the Board of Directors has waived the application of section 4.1 under paragraph 6.2(a) or 6.1(b); or

(ii)

under an amalgamation, merger or other statutory procedure requiring shareholder approval;

(o)

“Exercise Price” means the price at which a holder of a Right may purchase the securities issuable on exercise of the Right which, until adjusted in accordance with the terms of this agreement, is five (5) times the Market Price per Common Share;

(p)

“Expansion Factor” has the meaning in clause 3.2(b)(v);

(q)

“Expiry Time” means the close of business on the earlier of

(i)

the termination date of this agreement under section 6.15; and

(ii)

the time at which the right to exercise Rights terminates under paragraph 6.1(d);

(r)

“Fiduciary” means, for the purposes of section 6.20, a trust company registered under trust company legislation of Canada or any province of Canada, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States Investment Advisers Act of 1940 or any other securities legislation of the United States or any state of the United States;

(s)

“Flip-in Event” means a transaction or event in or under which any Person becomes an Acquiring Person;

(t)

“Independent Shareholders” means holders of Voting Shares other than

(i)

an Acquiring Person;

(ii)

an Offeror, other than a Person who, at the relevant time, is deemed not to Beneficially Own Voting Shares because of clause 1.1(d)(v) of this agreement;

(iii)

an Associate or Affiliate of an Offeror or Acquiring Person;

(iv)

a Person acting jointly or in concert with an Offeror, Acquiring Person, or an Associate or Affiliate of an Offeror or Acquiring Person; and

(v)

an employee benefit plan, deferred profit-sharing plan, stock participation plan, and other similar plan or trust for the benefit of employees of the Company, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-Over Bid;

(u)

“Lock-up Agreement” means an agreement between a Person and one or more holders of Voting Shares or Convertible Securities (a “Locked-up Person”) under which a Locked-up Person agrees to deposit or tender Voting Shares or Convertible Securities to a Take-over Bid (the “Lock-up Bid”) to be made or made by the Person or any of the Person’s Affiliates or Associates or any other Person referred to in clause (iii) of the definition of Beneficial Owner, if

(i)

the agreement may be terminated at the option of the Locked-up Person so the Locked-up Person can tender or deposit the Voting Shares or Convertible Securities to another Take-over Bid or support another transaction in which the price or value per security offered

A.

is more than the price or value per security offered under the Lock-up Agreement, or

B.

exceeds the price per security under the Lock-up Bid by more than an amount specified in the agreement, as long as that amount is not more than 7%, and the number of securities to be purchased under the other Take-over Bid or transaction is at least equal to the number of securities to be purchased under the Lock-up Bid, provided that the Locked-up Person’s ability to terminate the agreement may be subject to a right of first refusal or a period of delay to give the Person an opportunity to match the higher price or value, or a similar limitation, as long as the limitation does not prevent the Locked-up Person from withdrawing the securities in time to participate in the other Take-over Bid or transaction;

(ii)

if the Locked-up Person fails to deposit the securities, or withdraws the securities to tender to another Take-over Bid or support another transaction, the Locked-up Person is not required under the agreement to pay a fee, penalty or other amount that exceeds, in total, the greater of

A.

the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to a Locked-up Person, and

B.

50% of the amount by which the price or value payable under the other Take-over Bid or transaction to the Locked-up Person exceeds the price or value of the consideration offered under the Lock-up Bid; and

(iii)

the terms of the agreement are publicly disclosed and a copy of the agreement is made available to the public and the Company by the earlier of

A.

the date the Lock-up Bid is publicly announced, and

B.

if the Lock-up Bid has been made before the date on which the agreement is entered into, then as soon as possible after it is entered into, but not later than the first Business Day after the date of the agreement;

(v)

“Market Price” per security of any securities on any date of determination means the volume weighted average sale price per security of those securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately before the determination date.  If an event described in section 3.2 has caused the sale prices for any Trading Day used to determine the Market Price to not be fully comparable with the sale prices on the determination date or, if the determination date is not a Trading Day, on the immediately preceding Trading Day, then each sale price used will be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2 to make it fully comparable with the sale prices on the determination date or, if the determination date is not a Trading Day, on the immediately preceding Trading Day.  The volume weighted average sale price per security for any period will be calculated by dividing the total sale price of all the relevant securities sold during the period on the principal stock exchange in Canada on which the securities trade by the total number of securities sold during the period, except that

(i)

if for any reason the prices are not available during the period or the securities are not listed and posted for trading on any stock exchange in Canada, the Market Price will be calculated using the same prices for the securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which the securities are listed or admitted to trading;

(ii)

if for any reason the prices are not available during the period or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the Market Price will be calculated using the sale prices for the securities as reported by the Frankfurt Stock Exchange or any other stock exchange or trading system on which the securities are then traded; or

(iii)

if during the period the securities are not quoted by any organization, the Market Price will be calculated using the average of the closing bid and asked prices for each Trading Day during the period as furnished by a professional market maker making a market in the securities.

If on any date the securities are not traded on any exchange or in the over-the-counter market and the price referred to in clause (iii) is not available, the volume weighted average trading price per security of the securities for the period will mean the fair value per security of the securities on that date as determined by a nationally or internationally recognized investment dealer or investment banker chosen by the Board of Directors;

(w)

“Nominee” has the meaning set out in paragraph 3.1(d);

(x)

“Offer to Acquire” includes

(i)

an offer to purchase, or a solicitation of an offer to sell, Voting Shares; and

(ii)

an acceptance of an offer to sell Voting Shares, whether or not the offer to sell has been solicited;

or any combination of the two, and the Person accepting an offer to sell will be deemed to be making an offer to acquire to the Person that made the offer to sell;

(y)

“Offeror” means a Person who has announced an intention to make or who has made a Take-over Bid and has not withdrawn the Take-over Bid;

(z)

“Offeror’s Securities” means Voting Shares Beneficially Owned by any Offeror on the date of an Offer to Acquire;

(aa)

“Permitted Bid” means a Take-over Bid made by means of a take-over bid circular and that also complies with the following additional provisions:

(i)

the Take-over Bid is made for all outstanding Voting Shares and to all holders of record of Voting Shares other than the Offeror;

(ii)

the Take-over Bid will not expire for at least 60 days from the date of the Take-over Bid, and is subject to an irrevocable and unqualified condition that the Offeror will not take up or pay for Voting Shares under the Take-over Bid before the Take-over Bid expires, and then only if more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered under the Take-over Bid and not withdrawn; and

(iii)

the Take-over Bid contains the following irrevocable and unqualified provisions:

A.

Voting Shares may be deposited under the Take-over Bid at any time between the date of the Take-over Bid and the date the Offeror may take up and pay for the Voting Shares;

B.

Voting Shares may be withdrawn until the Offeror takes up and pays for them; and

C.

if more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered under the Take-over Bid and not withdrawn, the Offeror will publicly announce that it may take up and pay for the Voting Shares, and will keep the Take-over Bid open for deposits and tenders of Voting Shares for at least 10 Business Days from the date of the public announcement;

provided always that a Permitted Bid will cease to be a Permitted Bid when the bid ceases to meet any of the provisions of this definition, and any acquisitions of Voting Shares under that bid will cease to be a Permitted Bid Acquisition;

(bb)

“Permitted Bid Acquisition” means an acquisition of Voting Shares under a Permitted Bid or a Competing Permitted Bid;

(cc)

“Person” includes an individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group, body corporate, company, unincorporated organization, syndicate, government or governmental agency, or other entity;

(dd)

“Pro Rata Acquisition” means an acquisition by a Person of Voting Shares under

(i)

a dividend reinvestment plan or other plan made available by the Company to all holders of Voting Shares (other than holders resident in any jurisdiction where participation in the plan is restricted or impractical as a result of applicable law);

(ii)

a stock dividend, stock split, or other event regarding securities of the Company by which a Person becomes the Beneficial Owner of Voting Shares on the same proportionate basis as all other holders of the securities;

(iii)

the acquisition or the exercise by the Person of only those rights to purchase Voting Shares distributed to that Person in the course of a distribution to all holders of securities of the Company of one or more particular classes or series under a rights offering or under a prospectus; or

(iv)

a distribution of Voting Shares or Convertible Securities (and the conversion or exchange of the Convertible Securities) made under a prospectus or by way of private placement, provided that the Person does not acquire a greater percentage of Voting Shares, or Convertible Securities, offered than the percentage of Voting Shares the Person Beneficially Owned immediately before the acquisition;

(ee)

“Record Time” means 4:00 p.m. (Pacific Standard Time) on March 9, 2007;

(ff)

“Redemption Price” has the meaning set out in paragraph 6.1(a);

(gg)

“Regular Periodic Cash Dividend” means cash dividends paid on the Common Shares at regular intervals in any financial year of the Company to the extent that the cash dividends do not exceed in total in any financial year, on a per share basis, the greatest of

(i)

200% of the total amount of cash dividends declared payable by the Company on its Common Shares in its immediately preceding financial year divided by the number of Common Shares outstanding as at the end of that financial year;

(ii)

300% of the arithmetic mean of the total amounts of cash dividends declared payable by the Company on its Common Shares in its three immediately preceding financial years divided by the arithmetic mean of the number of Common Shares outstanding as at the end of the financial year; and

(iii)

100% of the total consolidated net income of the Company, before extraordinary items, for its immediately preceding financial year divided by the number of Common Shares outstanding as at the end of the financial year;

(hh)

“Right” has the meaning in the recitals to this agreement;

(ii)

“Rights Certificate” means the certificates representing the Rights after the Separation Time and in the form attached as Exhibit “A”;

(jj)

“Securities Act” means the Securities Act (British Columbia), as amended, its regulations and rules and any successor laws or regulations;

(kk)

“Separation Time” means, subject to section 6.2, the close of business on the tenth Trading Day after the earlier of:

(i)

the Stock Acquisition Date;

(ii)

the date a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid) is commenced, or the date after the Record Time that a Person (other than the Company or a Subsidiary) publicly announces the intention to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid); and

(iii)

the date on a which a Permitted Bid or Competing Permitted Bid ceases to be such;

or any later date that the Board of Directors may determine; provided that

(iv)

if the Separation Time is before the Record Time, the Separation Time will be the Record Time;

(v)

if any Take-over Bid referred to in this paragraph 1.1(kk) expires, is cancelled, terminated, or otherwise withdrawn before the Separation Time, the Take-over Bid will be deemed, for the purposes of this definition, never to have been made; and

(vi)

if the Board of Directors waives the application of section 4.1 to a Flip-in Event under section 6.2, the Separation Time in respect of that Flip-in Event will be deemed never to have occurred;

(ll)

“Stock Acquisition Date” means the date the Company or an Acquiring Person first publicly announces (which, for the purposes of this definition, includes without limitation the filing of a report under section 111 of the Securities Act) that a Person has become an Acquiring Person;

(mm)

“Subsidiary” has the meaning set out in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions in effect as of the date of this agreement;

(nn)

“Take-over Bid” means an Offer to Acquire Voting Shares or securities convertible into or exchangeable for Voting Shares if the Voting Shares or other securities subject to the Offer to Acquire, together with Voting Shares into which the securities subject to the Offer to Acquire are convertible or exchangeable, together with the Offeror’s Securities, constitute in total 20% or more of the outstanding Voting Shares as at the date of the Offer to Acquire;

(oo)

“Trading Day”, when used regarding any securities, means a day on which the principal Canadian or United States securities exchange on which the securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day; and

(pp)

“Voting Shares” means the Company’s Common Shares and any other shares of the Company entitled to vote generally in the election of directors.

1.2

Continuation to Another Jurisdiction

If the Company is continued under the laws of another jurisdiction, all references in this agreement to the Business Corporations Act will be deemed to refer to comparable provisions of the corporate laws of the other jurisdiction to which the Company will then be subject.  If there are no comparable provisions under the corporate laws of the other jurisdiction, the references in this agreement will continue to be to the relevant provisions of the Business Corporations Act.

1.3

Currency

All sums of money referred to in this agreement are expressed in lawful money of Canada, unless otherwise specified.

1.4

Descriptive Headings

Descriptive headings appear for convenience only and will not control or affect the meaning or construction of any of the provisions of this agreement.

1.5

References to Agreement

References to “this agreement” refer to this agreement and not to any particular Article, section, paragraph, clause, or other portion and include every instrument supplemental or ancillary to this agreement.

1.6

Number and Gender

Wherever the context so requires, terms used importing the singular number only will include the plural and vice versa and words importing any one gender will include all others.

1.7

Acting in Good Faith

For the purposes of this agreement, when the Board of Directors makes any determination or decision under this agreement, the Board of Directors will exercise its power and discharge its duties honestly and in good faith with a view to the Company’s best interests, and each director will exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances.

1.8

Holder

The Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, before the Separation Time, the associated Common Share certificate) is registered as the absolute owner of the certificate and the Rights evidenced by the certificate.  As used in this agreement, unless the context otherwise requires, the term “holder”, when used with reference to Rights, means the registered holder of the Rights or, before the Separation Time, the Common Shares with which the Rights are associated.

1.9

Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

For the purposes of this agreement,

(a)

in determining the percentage of outstanding Voting Shares of the Company that a Person is deemed to Beneficially Own, all unissued Voting Shares of the Company that the Person is deemed to Beneficially Own will be deemed to be outstanding; and

(b)

the percentage of Voting Shares Beneficially Owned by a Person will be deemed to be the product (expressed as a percentage) determined by the formula

100 x A/B

where

A  =

the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by the Person; and

B  =

the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

1.10

Acting Jointly or in Concert

For the purposes of this agreement, a Person is acting jointly or in concert with another Person if the other Person has any agreement, arrangement, or understanding (whether formal or informal and whether or not in writing) with the first Person, or any other Person acting jointly or concert with the first Person, to acquire or Offer to Acquire any Voting Shares (other than customary agreements with and between underwriters and banking group or selling group members regarding an offering of securities and other than pledges of securities in the ordinary course of the pledgee’s business).

ARTICLE 2 - THE RIGHTS

2.1

Issue of Rights and Legend on Common Share Certificates

One Right will be issued effective as at the Record Time in respect of each Common Share outstanding at the Record Time and one Right will be issued in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiry Time.

Certificates representing Common Shares that are issued after the Record Time but before the earlier of the Separation Time and the Expiry Time will evidence, in addition to the Common Shares, one Right for each Common Share represented by that certificate and will have or will be deemed to have impressed on, printed on, written on, or otherwise affixed to them a legend substantially as follows:

“Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder to certain rights as set forth in a Shareholder Rights Plan Agreement dated March 9, 2007 (the “Rights Agreement”) between Candente Resource Corp. (the “Company”) and Pacific Corporate Trust Company, as rights agent, the terms of which are incorporated in this certificate by reference and a copy of which may be inspected during normal business hours at the Company’s registered office.  Under certain circumstances as set out in the Rights Agreement, the rights may be terminated, may expire, may be redeemed or become void (if, in certain cases, they are Beneficially Owned by an Acquiring Person, as those terms are defined in the Rights Agreement, whether they are currently held by or on behalf of a person or any subsequent holder), or may be evidenced by separate certificates and may no longer be evidenced by this certificate.  The Company will mail or arrange for the mailing of a copy of the Rights Agreement without charge to the holder of this certificate as soon as practicable after receiving a written request for a copy of the Rights Agreement.”

Certificates representing Common Shares that are issued and outstanding at the Record Time will also evidence one Right for each Common Share represented by those certificates, despite the absence of the previous legend, until the earlier of the Separation Time and the Expiry Time.

2.2

Execution, Authentication, Delivery, and Dating of Rights Certificates

(a)

The Rights Certificates will be executed on behalf of the Company by a senior officer, either manually or by facsimile.  Rights Certificates bearing the manual or facsimile signatures of an individual who was at any time the proper officer of the Company will bind the Company, despite that the individual has ceased to hold his or her office before the countersignature and delivery of the Rights Certificates.

(b)

Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of the Separation Time and will deliver Rights Certificates signed by the Company to the Rights Agent for countersignature, and the Rights Agent will countersign, either manually or by facsimile, and deliver the Rights Certificates to the holders of the Rights under paragraph 3.1(c).  A Rights Certificate will not be valid for any purpose until it has been countersigned by the Rights Agent.

(c)

Each Rights Certificate will be dated the date of its countersignature by the Rights Agent.

2.3

Registration, Registration of Transfer, and Exchange

(a)

After the Separation Time, the Company will cause to be kept a register of the Rights in which the Company, subject to any reasonable regulations that it may prescribe, will provide for the registration and transfer of Rights.  The Rights Agent is appointed the registrar for the Rights for the purposes of maintaining the register of the Rights for the Company and registering Rights and transfers of Rights as provided in this agreement.  If the Rights Agent ceases to be the registrar of the Rights, the Rights Agent will have the right to examine the register of the Rights at all reasonable times.

(b)

After the Separation Time and before the Expiry Time, on surrender for registration of transfer or exchange of any Rights Certificate and subject to the provisions of paragraph (d) of this section 2.3 and paragraph 4.1(b), the Company will sign and the Rights Agent will countersign and deliver, in the name of the holder or its designated transferee or transferees, as provided by the holder’s instructions, one or more new Rights Certificates evidencing the same total number of Rights as the Rights Certificates that were surrendered.

(c)

All Rights issued on any registration of transfer or exchange of Rights Certificates will be the valid obligations of the Company.  Those Rights will be entitled to the same benefits under this agreement as the Rights surrendered on registration of transfer or exchange.

(d)

A holder or his attorney authorized in writing will endorse every Rights Certificate surrendered for registration of transfer or exchange or will attach to the Rights Certificate a written instrument of transfer in a form satisfactory to the Company or the Rights Agent, as the case may be, executed by the holder thereof or such holder’s attorney authorized in writing and will be guaranteed by a Canadian Chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.  As a condition to issuing any new Rights Certificate under this section, the Company may require the payment of a sum sufficient to cover any tax or other government charge that may be imposed in relation to the issuance and any other expenses (including the Rights Agent’s fees and expenses) in connection with the issuance.

2.4

Mutilated, Destroyed, Lost, and Stolen Rights Certificates

(a)

If a holder surrenders a mutilated Rights Certificate to the Rights Agent before the Expiry Time, the Company will sign and the Rights Agent will countersign and deliver in exchange for the mutilated Rights Certificate a new Rights Certificate evidencing the same number of Rights as the Rights Certificate surrendered.

(b)

If a holder delivers to the Company and the Rights Agent before the Expiry Time

(i)

evidence to their satisfaction of the destruction, loss, or theft of any Rights Certificate; and

(ii)

any security or indemnity that they may require to save each of them and any of their agents harmless,

then, absent notice to the Company or the Rights Agent that the Rights Certificate has been acquired by a bona fide purchaser, the Company will sign and, on its request, the Rights Agent will countersign and deliver, in lieu of any destroyed, lost, or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost, or stolen.

(c)

As a condition to issuing any new Rights Certificate under this section, the Company may require the payment of a sum sufficient to cover any tax or other government charge that may be imposed relating to the issuance, and any other expenses (including the Rights Agent’s fees and expenses) in connection with the issuance.

(d)

Every new Rights Certificate issued under this section in lieu of any destroyed, lost, or stolen Rights Certificate will evidence the contractual obligation of the Company, whether or not the destroyed, lost, or stolen Rights Certificate will be at any time enforceable by anyone.  The new Rights Certificate will be entitled to all the benefits of this agreement equally and proportionately with any and all other Rights duly issued by the Company.

2.5

Persons Deemed Owners of Rights

The Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, before the Separation Time, the associated Common Share certificate) is registered as the absolute owner of that Certificate and of the Rights evidenced by that Certificate for all purposes whatsoever.  As used in this agreement, unless the context otherwise requires, the term “holder” of any Rights will mean the registered holder of those Rights (or, before the Separation Time, the associated Common Shares).

2.6

Delivery and Cancellation of Certificates

All Rights Certificates surrendered on exercise, for redemption, registration of transfer, or exchange will, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, will be promptly cancelled by the Rights Agent.  The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered under this agreement that the Company may have acquired in any way, and the Rights Agent will promptly cancel those Rights Certificates.  The Rights Agent will not countersign any Rights Certificate in lieu of or in exchange for any Rights Certificates cancelled as provided in this section, except as expressly permitted by this agreement.  The Rights Agent will destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

2.7

Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of Rights that

(a)

the holder is bound by and subject to the provisions of this agreement, as amended from time to time in accordance with the terms of this agreement, regarding the Rights held;

(b)

before the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Common Share representing the Right;

(c)

after the Separation Time, the Rights Certificates will be transferable only on registration of the transfer on the register of the Rights as provided in this agreement;

(d)

before due presentation of a Rights Certificate (or, before the Separation Time, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent, and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, before the Separation Time, the associated Common Share certificate) is registered as the absolute owner of that Certificate and of the Rights evidenced by that Certificate (despite any notations of ownership or writing on the Rights Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;

(e)

a holder of Rights has waived the holder’s right to receive any fractional Rights or any fractional Common Shares on exercise of a Right (except as provided in this agreement);

(f)

without the approval of any holder of Rights or Voting Shares and on the sole authority of the Board of Directors acting in good faith, this agreement may be supplemented or amended from time to time as provided in this agreement; and

(g)

notwithstanding anything in this agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right to any other Person as a result of its inability to perform any of its obligations under this agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.8

Rights Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate will be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other security of the Company that may at any time be issuable on the exercise of the Rights represented by the Right.  Nothing in this agreement or in a Rights Certificate confers on the holder of any Right or Rights Certificate, until the Rights evidenced by the Rights Certificate have been exercised in accordance with this agreement, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other securities of the Company, including any right:

(a)

to vote at any meeting of shareholders of the Company whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other securities of the Company at any meeting of the holders;

(b)

to give or withhold consent to any action of the Company;

(c)

to receive notice of any meeting or other action affecting any holder of Common Shares or any other securities of the Company except as expressly provided in this agreement; or

(d)

to receive dividends, distributions or subscription rights, or otherwise.

ARTICLE 3 - EXERCISE OF THE RIGHTS

3.1

Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)

Subject to adjustment as provided in this agreement, each Right will entitle the holder, from and after the Separation Time and before the Expiry Time, to purchase one Common Share for the Exercise Price, subject to adjustment as set out below.

(b)

Until the Separation Time

(i)

the Rights will not be exercisable and may not be exercised; and

(ii)

each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder of that Common Share (which certificate will also be deemed to be a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, the associated Common Share.

(c)

From and after the Separation Time and before the Expiry Time

(i)

the Rights will be exercisable; and

(ii)

the registration and transfer of the Rights will be separate from and independent of the Common Shares.

(d)

Promptly after the Separation Time, the Company will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and, regarding any Rights Beneficially Owned by an Acquiring Person that are not held of record by the Acquiring Person, the holder of record of the Rights (a “Nominee”)), at the holder’s address as shown by the Company’s records (and the Company agrees to furnish copies of the records to the Rights Agent for this purpose),

(i)

a Rights Certificate representing the number of Rights held by the holder at the Separation Time in substantially the form of Exhibit A, appropriately completed, and having the marks of identification or designation and the legends, summaries, or endorsements printed on the Rights Certificate that the Company deems appropriate and that are not inconsistent with this agreement, or that may be required to comply with any law, rule, or regulation or with any rule or regulation of any self-regulatory organization, stock exchange, or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(ii)

a disclosure statement describing the Rights.

A Nominee will be sent the materials provided for in clauses (i) and (ii) in respect of all Common Shares held of record by it that are not Beneficially Owned by an Acquiring Person.  For the Company to determine whether any person is holding Common Shares that are Beneficially Owned by another Person, the Company may require the first-mentioned person to furnish it with any information and documentation as the Company considers necessary or appropriate.

(e)

A holder may exercise Rights, in whole or in part, on any Business Day after the Separation Time and before the Expiry Time by submitting to the Rights Agent

(i)

the Rights Certificate evidencing the Rights;

(ii)

an election to exercise the Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate appropriately completed and signed by the holder or his or her executors or administrators or other personal representatives or his, her or their legal attorney duly appointed by an instrument in writing in form and signed in a manner satisfactory to the Rights Agent; and

(iii)

payment by certified cheque, banker’s draft, or money order payable to the order of the Company of the applicable Exercise Price multiplied by the number of Rights being exercised and an amount sufficient to cover any transfer tax or charge that may be payable for any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(f)

Subject to section 3.2, on receipt of the Rights Certificate that is accompanied by

(i)

a completed Election to Exercise signed in accordance with clause 3.1(e)(ii) which does not indicate that a Right is null and void as provided by paragraph 4.1(b); and

(ii)

payment as set out in clause 3.1(e)(iii);

the Rights Agent (unless otherwise instructed by the Company if the Company is of the opinion that the Rights cannot be exercised in accordance with this agreement) will promptly

(iii)

requisition from the transfer agent the certificates representing the number of Common Shares to be purchased (the Company irrevocably authorizing its transfer agent to comply with all requisitions);

(iv)

if appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuing fractional Common Shares;

(v)

after receiving the certificates referred to in clause 3.1(f)(iii) deliver the same to or on the order of the registered holder of the Rights Certificates, registered in the name or names designated by the holder;

(vi)

after receipt, deliver the cash, if any, referred to in clause 3.1(f)(iv) to or to the order of the registered holder of the Rights Certificate; and

(vii)

tender to the Company all payments received on exercise of the Rights.

(g)

If the holder of any Rights exercises less than all the Rights evidenced by the holder’s Rights Certificate, the Rights Agent will issue a new Rights Certificate evidencing the Rights remaining unexercised (subject to paragraph 6.5(a)) to the holder or to the holder’s duly authorized assigns.

(h)

The Company covenants and agrees that it will

(i)

take all action necessary and within its power to ensure that all Common Shares delivered on exercise of Rights will, at the time of delivery of the certificates representing the Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, signed, issued, and delivered as fully paid and non-assessable;

(ii)

take all action necessary and within its power to comply with any applicable requirements of the Business Corporations Act, the Securities Act, and the securities laws or comparable legislation of each of the provinces of Canada and any other applicable law, rule, or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares on exercise of Rights;

(iii)

use reasonable efforts to cause all Common Shares issued on exercise of Rights to be listed on the principal exchanges or over-the-counter markets on which the Common Shares are then listed or traded;

(iv)

cause to be reserved and kept available out of its authorized and unissued Common Share capital the number of Common Shares that, as provided in this agreement, will be sufficient to permit the exercise in full of all outstanding Rights; and

(v)

pay when due and payable, if applicable, all federal, provincial, and municipal transfer taxes and charges, other than those in the nature of income or withholding taxes, that may be payable on the original issuance or delivery of the Rights Certificates or certificates for Common Shares to be issued on exercise of any Rights; provided that the Company will not be required to pay any tax or charge that may be payable on any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised.

3.2

Adjustments to Exercise Price; Number of Rights

(a)

The Exercise Price, the number and kind of Common Shares or other securities subject to purchase on the exercise of each Right, and the number of Rights outstanding, are subject to adjustment from time to time as provided in this section and in Article 4.

(b)

If the Company, at any time after the Record Time and before the Expiry Time,

(i)

declares or pays a dividend on the Common Shares, payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) other than under a dividend reinvestment plan;

(ii)

subdivides or changes the outstanding Common Shares into a greater number of Common Shares;

(iii)

combines or changes the outstanding Common Shares into a smaller number of Common Shares; or

(iv)

issues any Voting Shares (or Convertible Securities) regarding, in lieu of, or in exchange for existing Common Shares, whether in a reclassification, amalgamation, statutory arrangement, consolidation or otherwise, then the Exercise Price and the number of Rights outstanding or, if the payment or effective date for the Rights occurs after the Separation Time, the securities purchasable on exercise of Rights, will be adjusted as follows:

(v)

the Exercise Price in effect after the adjustment will be equal to the Exercise Price in effect immediately before the adjustment divided by the number of Common Shares (or other securities of the Company) (the “Expansion Factor”) that a holder of one Common Share immediately before the dividend, subdivision, change, consolidation, or issuance would hold afterward; and

(vi)

each Right held before the adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the Common Shares that the original Rights were associated with (if they remain outstanding) and the securities issued in respect of the dividend, subdivision, change, consolidation, or issuance, so that each Common Share (or other security of the Company) will have exactly one Right associated with it.

If the securities purchasable on exercise of Rights are to be adjusted, the securities purchasable on exercise of each Right after adjustment will be the securities that a holder of the securities purchasable on exercise of one Right immediately before the dividend, subdivision, change, consolidation, or issuance would hold thereafter as a result of the dividend, subdivision, change, consolidation, or issuance.

(c)

Adjustments under paragraph 2.3(b) will be made successively, whenever an event referred to in paragraph 2.3(b) occurs.

(d)

If an event occurs which would require an adjustment under both this section and section 4.1, the adjustment provided for in this section will be in addition to, and will be made before, any adjustment required under section 4.1.

(e)

If, after the Record Time and before the Separation Time, the Company issues any Common Shares other than in a transaction described in paragraph 3.2(b), each Common Share issued will automatically have one new Right associated with it, and that Right will be evidenced by the certificate representing the Common Share.

(f)

If the Company, at any time after the Record Time and before the Expiry Time, fixes a record date for issuing rights, options, or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after the record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase Common Shares, having a conversion, exchange, or exercise price, including the price required to be paid to purchase the convertible or exchangeable security or right per share) less than 95% of the Market Price per Common Share on the record date, the Exercise Price after the record date will be the Exercise Price in effect immediately before the record date multiplied by the following fraction:

(i)

the numerator will be the number of Common Shares outstanding on the record date plus the number of Common Shares that could be purchased at the Market Price per Common Share on the record date with the actual total amount the Company would receive if all the Common Shares offered are purchased (or, in the case of securities convertible into or exchangeable for, or carrying a right to purchase Common Shares, that the Company may receive if all the securities are purchased and are subsequently converted, exchanged or exercised at the initial conversion, exchange, or exercise price); and

(ii)

the denominator will be the number of Common Shares outstanding on the record date plus the number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities or rights to be offered are initially convertible, exchangeable, or exercisable).

If the subscription price is satisfied, in whole or in part, by consideration other than cash, the value of the consideration will be as determined in good faith by the Board of Directors.  The adjustment will be made successively whenever a record date is fixed.  If the rights, options, or warrants are not issued or, if issued, are not exercised before their expiry, the Exercise Price will be readjusted to the Exercise Price that would then be in effect if the record date had not been fixed or to the Exercise Price that would be in effect based on the number of Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares) actually issued on the exercise of the rights, options, or warrants, as the case may be.

For the purposes of this agreement, granting the right to purchase Common Shares (whether from treasury or otherwise) under a dividend or interest reinvestment plan or any share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company or the investment of periodic optional payments or employee benefit or similar plan (so long as the right to purchase is not evidenced by the delivery or rights or warrants by the Company) will be deemed not to constitute an issue of rights, options, or warrants by the Company; provided, however, that in the case of a dividend or interest reinvestment or share purchase plan, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in those plans) of the Common Shares.

(g)

If the Company, at any time after the Record Time and before the Expiry Time, fixes a record date for a distribution to all holders of Common Shares of

(i)

evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares);

(ii)

rights, options or warrants entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to acquire Common Shares) (other than those referred to in paragraph 3.2(c)) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase Common Shares, having a conversion, exchange, or exercise price, including the price required to be paid to purchase the convertible or exchangeable security or right per share) less than 95% of the Market Price per Common Share on the record date; or

(iii)

other securities of the Corporation,

the Exercise Price after the record date will be the Exercise Price in effect immediately before the record date less the fair market value (as determined in good faith by the Board of Directors) of the portion of the evidences of indebtedness, assets, rights, options or warrants or other securities to be distributed applicable to the securities purchasable on exercise of one Right.

These adjustments will be made successively whenever a record date is fixed and, if a distribution is not made, the Exercise Price will be adjusted to the Exercise Price that would have been in effect if the record date had not been fixed.

(h)

Despite anything in this agreement, an adjustment to the Exercise Price is only required if the adjustment would require an increase or decrease of at least 1% in the Exercise Price.  Any adjustments that by reason of this paragraph are not required to be made will be carried forward and taken into account in any subsequent adjustment.  All adjustments to the Exercise Price made under this section will be calculated to the nearest cent.

(i)

Each Right originally issued by the Company after any adjustment made to the Exercise Price under this agreement will evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time under this agreement on exercise of a Right immediately before the issue, all subject to further adjustment as provided in this agreement.

(j)

Unless the Company has exercised its election, as provided in paragraph 3.2(k), on each adjustment of an Exercise Price as a result of the calculations in paragraphs 3.2(f) and (g), each Right outstanding immediately before making the adjustment will afterward evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares obtained by

(i)

multiplying the number of Common Shares covered by a Right immediately before the adjustment by the Exercise Price in effect immediately before the adjustment; and

(ii)

dividing the product of (i) by the Exercise Price in effect immediately after the adjustment.

(k)

The Company may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights instead of adjusting the number of Common Shares purchasable on exercise of a Right.  Each Right outstanding after adjusting the number of Rights will be exercisable for the number of Common Shares for which a Right was exercisable immediately before the adjustment.  Each Right held of record before the adjustment of the number of Rights will become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately before adjustment by the relevant Exercise Price in effect immediately after adjusting.  The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  The record date may be the date on which the relevant Exercise Price is adjusted or any day after that, but, if the Rights Certificates have been issued, will be at least 10 calendar days after the public announcement.  If Rights Certificates have been issued, on each adjustment of the number of rights under this paragraph, the Company will, as promptly as practicable, either

(i)

cause additional Rights Certificates to be distributed to the holders of record of Rights Certificates that evidence the additional Rights the holder has become entitled to as a result of the adjustment; or

(ii)

at the option of the Company, cause replacement Rights Certificates to be issued to the holders of Rights Certificates on surrender of the original Rights Certificate, if instructed by the Company, evidencing all of the Rights the holder is entitled to as a result of the adjustment.

(l)

If this section requires an adjustment in an Exercise Price effective as of a record date for a specified event, and a person has exercised a Right after the record date, the Company may defer issuing to the holder the additional Common Shares and other securities of the Company, if any, issuable on exercise as a result of the adjustment until after the event occurs.  The Company will deliver to the holder an appropriate instrument evidencing the holder’s right to receive the additional Common Share or other securities upon the event occurs that requires the adjustment.

(m)

Despite anything to the contrary in this section, the Company will be entitled to make any adjustments in the Exercise Price, in addition to those adjustments expressly required by this section, as and to the extent that in its good faith judgment the Board of Directors determines to be advisable so that any

(i)

consolidation or subdivision of the Common Shares;

(ii)

issuance wholly for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares;

(iii)

stock dividends; or

(iv)

issuance of rights, options, or warrants referred to in this section,

made by the Company to holders of its Common Shares after the date of this agreement will not be taxable to the shareholders.

(n)

Irrespective of any adjustment or change in an Exercise Price or the number of Common Shares issuable on the exercise of the Rights, the Rights Certificates may continue to express the Exercise Price per Common Share and the number of Common Shares that was expressed in the initial Rights Certificates issued under this agreement.

(o)

Whenever an adjustment to the Exercise Price or a change in the securities purchasable on exercise of the Rights is made under this section, the Company will promptly

(i)

prepare a certificate setting out the adjustment or change and a brief statement of the facts accounting for the adjustment; and

(ii)

file with the Rights Agent and with the transfer agent for the Common Shares a copy of the certificate and mail a brief summary of the certificate to each holder of Rights who requests a copy.

Failing to file the certificate or to cause the notice to be given, or any defect in the certificate or notice, will not affect the validity of the adjustment or change.

3.3

Date on Which Exercise is Effective

Each Person in whose name a certificate for Common Shares or other securities, if applicable, is issued on the exercise of Rights will be deemed to have become the holder of record of the securities represented by that certificate on the date the Rights Certificate evidencing the Rights was surrendered with a completed Election to Exercise and payment of the relevant Exercise Price for the Rights (and any applicable transfer taxes and other government charges payable by the exercising holder under this agreement).  The certificate will be dated that same day. If the Rights Certificate was surrendered and payment made on a date on which the transfer books of the Common Shares are closed, the Person will be deemed to have become the holder of record of the Common Shares on, and the certificate will be dated, the next succeeding Business Day on which the transfer books of the Common Shares are open.

ARTICLE 4 - ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

4.1

Flip-in Event

(a)

Subject to paragraph 4.1(b) and sections 6.1 and 6.2, if a Flip-in Event occurs before the Expiry Time, each Right will constitute, effective at the close of business on the tenth Trading Day after the Stock Acquisition Date, the right to purchase from the Company, on exercise in accordance with the terms of this agreement, that number of Common Shares having a total Market Price on the date of the Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (the right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in section 3.2 if, after the date of the Flip-in Event, any event of a type analogous to any of the events described in section 3.2 have occurred).

(b)

Despite anything in this agreement to the contrary, on a Flip-in Event occurring, any Rights that are Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date, or may after that time be Beneficially Owned, by

(i)

an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

(ii)

a transferee of Rights, directly or indirectly, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), in a transaction that the Board of Directors has determined is part of a plan, arrangement, or scheme of an Acquiring Person (or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose or effect of avoiding clause 4.1(b)(i);

will become null and void without any further action, and any holder of those Rights, including transferees, will have no further right to exercise those Rights under any provision of this agreement or any other rights whatsoever with respect to those Rights, whether under this agreement or otherwise.  The holder of any Rights represented by a Rights Certificate submitted to the Rights Agent on exercise or for registration of transfer or exchange that does not contain the necessary certifications set out in the Rights Certificate to establish that the Rights are not void under this paragraph will be deemed to be an Acquiring Person for the purposes of this section, and those Rights will be null and void.

(c)

Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either clauses 4.1(b)(i) or 4.1(b)(ii) or transferred to a Nominee of that Person, and any Rights Certificate issued on transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, will contain the following legend:

“The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or a Person acting jointly or in concert with any of them (as those terms are defined in the Shareholder Rights Plan Agreement).  This Rights Certificate and the Rights represented by this Certificate will become void in the circumstances specified in paragraph 4.1(b) of the Shareholder Rights Plan Agreement.”

The Rights Agent will not be under any responsibility to ascertain the existence of facts that would require that legend to be imposed.  The Rights Agent will be required to impose that legend only if instructed to do so by the Company or if a holder fails to certify on transfer or exchange in the space provided on the Rights Certificate that the holder is not a Person described in the legend.  If a Rights Certificate is issued without that legend, it will not affect the application of paragraph 4.1(b).

(d)

From and after the Separation Time, the Company will do all things necessary and within its power to ensure compliance with the provisions of this section, including, without limitation, all things required to satisfy the requirements of the Business Corporations Act, the Securities Act, and the securities laws or comparable legislation in each of the provinces of Canada, and the rules of the stock exchanges on which the Common Shares are listed at the time, regarding the issue of Common Shares on the exercise of Rights in accordance with this agreement.

ARTICLE 5 -THE RIGHTS AGENT

5.1

General

(a)

The Company appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions of this agreement, and the Rights Agent accepts the appointment.  The Company may from time to time appoint any co-Rights Agents (“Co-Rights Agents”) that it deem necessary or desirable.  If the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and the Co-Rights Agents will be as the Company determines.  The Company agrees to indemnify the Rights Agent for and hold it harmless against any loss, liability, or expense, incurred without gross negligence, bad faith, or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this agreement.

(b)

The Rights Agent will be protected and will incur no liability for or regarding any action taken, suffered, or omitted by it in connection with its administration of this agreement in reliance on any certificate for Common Shares, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other document believed by it to be genuine and to be signed and, where necessary, verified or acknowledged by the proper Person or Persons.

(c)

The Rights Agent will be entitled to act and rely on any adjustment calculation of the Company in connection with section 3.2 and Article 4 hereof without verification or liability.

(d)

The Company agrees that it will pay to the Rights Agent reasonable compensation for its services under this agreement and will pay to or reimburse the Rights Agent on its request for all reasonable expenses, disbursements, and advances made or incurred by the Rights Agent in the administration or execution of its duties under this agreement, including reasonable compensation and disbursements of its legal counsel and all other advisers and assistants not regularly in its employ.

5.2

Merger or Amalgamation or Change of Name of Rights Agent

(a)

If the Rights Agent or any successor Rights Agent

(i)

merges, amalgamates or consolidates with another company,

(ii)

is party to a merger, amalgamation, or consolidation that results in another company, or

(iii)

is succeeded to its shareholder or stockholder services business,

the resulting entity will be the successor to the Rights Agent under this agreement without any further act on the part of any of the parties to this agreement, provided that that resulting entity would be eligible to be appointed as a successor Rights Agent under section 5.4 of this agreement.  If, when the successor Rights Agent succeeds to the agency created by this agreement, any Rights Certificates have been countersigned but not delivered, the successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver the countersigned Rights Certificates.  If, at that time, any Rights Certificates have not been countersigned, the successor Rights Agent may countersign the Rights Certificates either in the name of the predecessor Rights Agent or in its own name.  In all cases the Rights Certificates will have the full force provided in the Rights Certificates and in this agreement.

(b)

If the name of the Rights Agent is changed when any Rights Certificates will have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver the countersigned Rights Certificates.  If, at that time, any Rights Certificates have not been countersigned, the Rights Agent may countersign the Rights Certificates either in its prior name or in its changed name.  In all cases the Rights Certificates will have the full force provided in the Rights Certificates and in this agreement.

5.3

Duties of Rights Agents

The Rights Agent undertakes the duties and obligations imposed by this agreement on the following terms and conditions, which, by the acceptance of the Rights Certificates, will bind the Company and the holders of Rights Certificates:

(a)

the Rights Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of that counsel will fully and completely authorize and protect the Rights Agent as to any action taken or omitted by it in good faith and in accordance with that opinion;

(b)

the Rights Agent may, with the approval of the Company, not to be unreasonably withheld, consult with other experts as the Rights Agent considers necessary or appropriate to properly carry out its duties and obligations under this agreement at the expense of the Company, and the Rights Agent may rely in good faith on the advice of that expert;

(c)

whenever in the performance of its duties under this agreement, the Rights Agent deems it necessary or desirable that the Company provide or establish any fact or matter before the Rights Agent takes or suffers any action under this agreement, that fact or matter (unless other evidence in respect thereof is specifically prescribed in this agreement) may be deemed to be conclusively proved and established by a certificate signed by a Person that the Rights Agent believes to be a director or senior officer of the Company delivered to the Rights Agent; that certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under this agreement in reliance on that certificate;

(d)

the Rights Agent will be liable under this agreement only for its own gross negligence, bad faith, or wilful misconduct;

(e)

the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature of a certificate) nor will it be required to verify the same, but all statements and recitals are and will be deemed to have been made by the Company only and not by the Rights Agent;

(f)

the Rights Agent will not be under any responsibility

(i)

regarding the validity of this agreement or its signing and delivery (except the due authorization, signing, and delivery of this agreement by the Rights Agent),

(ii)

regarding the validity or signing of any Common Share certificate or Rights Certificate (except its countersignature of the certificate),

(iii)

for any breach by the Company of any covenant or condition contained in this agreement or in any Rights Certificate,

(iv)

for any change in the exercisability of the Rights (including the Rights becoming void under paragraph 4.1(b)) or any adjustment required under the provisions of section 3.2, or

(v)

for the manner, method, or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment (except regarding the exercise of Rights, after receipt of the certificate contemplated by section 3.2 describing any adjustment);

(g)

the Rights Agent will not, by any act under this agreement, be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued under this agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, signed, issued, and delivered as fully paid and non-assessable;

(h)

the Company agrees that it will perform, sign, acknowledge, and deliver or cause to be performed, signed, acknowledged, and delivered all further instruments and assurances that the Rights Agent may reasonably require to carry out or perform the provisions of this agreement;

(i)

the Rights Agent is authorized and directed to accept instructions regarding the performance of its duties under this agreement from any Person believed by the Rights Agent to be a director or senior officer of the Company, and to apply to those Persons for advice or instructions in connection with its duties, and it will not be liable for any action that it takes or suffers in good faith in accordance with the instructions of  that Person; instructions to the Rights Agent will, except if circumstances make it impractical or the Rights Agent otherwise agrees, be given in writing and, if not in writing, will be confirmed in writing as soon as reasonably practicable after giving the instructions;

(j)

subject to applicable law, the Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in Common Shares, Rights, or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this agreement; nothing in this agreement precludes the Rights Agent from acting in any other capacity for the Company or for any other legal entity; and

(k)

the Rights Agent may sign and exercise any of the rights or powers vested in it by this agreement or perform any duty under this agreement or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any of its attorneys or agents or for any loss to the Company resulting from any act, default, neglect, or misconduct, provided that the Rights Agent exercised reasonable care in the selection and continued employment of those attorneys or agents.

5.4

Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this agreement on 60 days’ written notice (or any lesser notice acceptable to the Company) to the Company and to the transfer agent for the Common Shares in accordance with section 6.8.  The Company may remove the Rights Agent on 30 days’ written notice to the Rights Agent and to the transfer agent for the Common Shares in accordance with section 6.8.

If the Rights Agent resigns, is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent.  If the Company fails to appoint a successor within 30 days after the removal or after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder will, with the notice, submit its Rights Certificate for inspection by the Company), then the holder of a Right may apply to the Supreme Court of British Columbia for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by a court, will be a company incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in British Columbia.  After appointment, the successor Rights Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this agreement, and will sign and deliver any further assurance, conveyance, act, or deed necessary for the purpose.  Not later than the effective date of any appointment, the Company will file a written notice of the appointment with the predecessor Rights Agent and the transfer agent for the Common Shares, and will mail a written notice of the appointment to the holders of the Rights.  Failing to give any notice provided for in this section, or any defect in the notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE 6 - MISCELLANEOUS

6.1

Redemption of Rights

(a)

The Board of Directors acting in good faith may elect to redeem all, but not less than all, of the then outstanding Rights at a redemption price (the “Redemption Price”) of $0.0001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2, if an event analogous to any of the events described in section 3.2 has occurred if

(i)

the Board of Directors receives the prior approval of the holders of the Voting Shares given in accordance with paragraphs 6.1(g) and 6.2(e), as applicable, and

(ii)

a Flip-in Event has not yet occurred that the Board of Directors has not waived the application of section 4.1 to or that paragraph 6.2(c) does not apply to.

(b)

The Board of Directors will, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or a Take-over Bid in respect of which the Board of Directors has waived the application of section 4.1 takes up and pays for Voting Shares under the terms of the Permitted Bid, Competing Permitted Bid or Take-over Bid.

(c)

If a Take-Over Bid that is not a Permitted Bid of Competing Bid expires, is withdrawn or otherwise terminated after the Separation Time and before a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(d)

If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will then, without further action and without notice, terminate, and the only right of the holders of Rights will be to receive the Redemption Price and, subject to paragraph 6.1(f), no further Rights will be issued.

(e)

Within 10 Business Days after the Board of Directors electing or being deemed to have elected to redeem the Rights, the Company will give notice of redemption to the holders of the then outstanding Rights by mailing a notice to each holder at his or her last address as it appears on the registry books of the Rights Agent or, before the Separation Time, on the registry books of the transfer agent for the Common Shares.  Any notice that is mailed in the manner provided in this agreement will be deemed given, whether or not the holder receives the notice.  Each notice of redemption will state the method by which the Company will pay the Redemption Price.  The Company may not redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set out in this section, except in connection with the purchase of Common Shares before the Separation Time.

(f)

On the Rights being redeemed under this section, Rights may be reissued under this agreement to holders of record of Common Shares immediately following the redemption.  After which, all the provisions of this agreement will continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each holder.  For all purposes of this agreement, the Separation Time will be deemed not to have occurred.  The reissued Rights will, without further formality, be attached to the outstanding Common Shares in the same manner as before the Separation Time.

(g)

If the Board of Directors proposes to redeem Rights under paragraph 6.1(a) after the Separation Time, the Board of Directors must submit the redemption for approval to the holders of Rights.  The approval will be deemed to have been given if the redemption is approved by holders of Rights by a majority of the votes cast by the holders of Rights represented in person or by proxy at and entitled to vote at a meeting of the holders.  For this purpose, each outstanding Right, other than Rights Beneficially Owned by a Person referred to in clauses (i) to (v), inclusive, of the definition of Independent Shareholders, will be entitled to one vote.  The procedures for calling, holding and conduct of the meeting will be those, as nearly as possible, provided for in the Company’s By-Laws and the Business Corporations Act with respect to meetings of shareholders of the Company.

6.2

Waiver of Rights

(a)

Subject to paragraph 6.2(c), at any time before a Flip-in Event occurs that the Board of Directors has not waived section 4.1 for, the Board of Directors may, with the prior approval of the holders of Voting Shares given in accordance with paragraph 6.2(e), waive the application of section 4.1 to the Flip-in Event by written notice delivered to the Rights Agent.  If the Board of Directors proposes to waive section 4.1 under this paragraph, the Board of Directors will extend the Separation Time to a date after, but not more than 10 Business Days after, the meeting of holders of Voting Shares called to approve the waiver.

(b)

Without limiting the generality of paragraph 6.2(a), the Board of Directors may waive the application of section 4.1 to a Flip-in Event if

(i)

the Board of Directors has determined that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person, and

(ii)

the Acquiring Person has reduced its Beneficial Ownership of Voting Shares so that, when the waiver is granted, the Person is no longer an Acquiring Person.

If the Board of Directors grants such a waiver, for the purposes of this agreement, the Flip-in Event and Separation Time will be deemed not to have occurred.  Written notice of a waiver under this paragraph will be given to the Rights Agent as soon as is reasonably practicable.

(c)

Until a Flip-in Event occurs that the Board of Directors has not waived section 4.1 for, the Board of Directors may, with the prior consent of the holders of Voting Shares given in accordance with paragraph 6.2(e) and on giving written notice to the Rights Agent, decide to waive the application of section 4.1 to the Flip-in Event, if the Flip-in Event would occur because of an acquisition of Voting Shares other than under a Take-over Bid made by means of a take-over bid circular to all holders of record of Voting Shares and other than in the circumstances set out in paragraph 6.2(b).  If the Board of Directors proposes such a waiver, it will extend the Separation Time to a date after, but not more than 10 Business Days after, the meeting of holders of Voting Shares called to approve the waiver

(d)

Until a Flip-in Event occurs that the Board of Directors has not waived section 4.1 for, the Board of Directors may, on delivering written notice to the Rights Agent, decide to waive the application of section 4.1 to any Flip-in Event provided that the Flip-in Event would occur by reason of a Take-over Bid made by take-over bid circular sent to all holders of Voting Shares and provided that, if the Board of Directors waives the application of section 4.1 to a particular Flip-in Event under this paragraph, the Board of Directors will be deemed to have waived the application of section 4.1 to any other Flip-in Event that may arise regarding any Take-Over Bid by way of take-over bid circular which is made before the expiry of any Take-over Bid made by take-over bid circular in respect of which a waiver is, or is deemed to have been, granted under this paragraph.

(e)

If the Board of Directors proposes to redeem Rights under paragraph 6.1(a) or waive a Flip-in Event under paragraph 6.2(c) at any time before the Separation Time, the Board of Directors must submit the redemption for approval to the holders of Voting Shares.  The approval will be deemed to have been given if the redemption is approved by a majority of the votes cast by Independent Shareholders represented in person or by proxy at and entitled to vote at a meeting of the holders held in accordance with applicable laws and the Company’s By-Laws.

(f)

The Company will give prompt written notice to the Rights Agent of any waiver of the application of section 4.1 pursuant to this section 6.2.

6.3

Expiration

No Person, except the Rights Agent as specified in section 5.1, will have any rights whatsoever under this agreement or regarding any Right after the Expiry Time, except in respect of a right to receive cash, securities or other property which has accrued at the Expiry Time and except as specified in paragraphs 5.1(a) and 5.1(b) of this agreement.

6.4

Issuance of New Rights Certificates

Despite any provision of this agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in any form that the Board of Directors may approve to reflect any adjustment or change in the number or kind or class of securities purchasable on exercise of Rights made in accordance with the provisions of this agreement.

6.5

Fractional Rights and Fractional Shares

(a)

The Company will not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights.  In lieu of fractional Rights, the Company will pay to the registered holder of the Rights Certificate an amount in cash equal to the fraction of the Market Price of a whole Right that the fraction of a Right which would otherwise be issuable is of one whole Right.

(b)

The Company will not be required to issue fractions of Common Shares on exercise of the Rights or to distribute certificates that evidence fractional Common Shares.  In lieu of issuing fractional Common Shares, the Company will pay to the registered holder of the Rights Certificate, when the Rights are exercised under this agreement, an amount in cash equal to the fraction of the Market Price of a whole Common Share that the fraction of a Common Share which would otherwise be issuable on exercise of the Right is of one whole Common Share on the date of the exercise.

(c)

The Rights Agent will have no obligation to make any payments in lieu of issuing fractions of Rights or Common Shares under paragraph (a) or (b), respectively, unless and until the Company has provided the Rights Agent the amount of cash to be paid under paragraph (a) or (b), as applicable.

6.6

Supplements and Amendments

(a)

The Company may amend this agreement to correct any clerical or typographical error or to maintain the validity of this agreement as a result of any change in any applicable legislation, rules or regulations or decision of a court or regulatory authority.  The Company may, before the date of the shareholders’ meeting referred to in paragraph 6.15, supplement or amend this agreement without the approval of any holders of Rights or Voting Shares to make any changes that the Board of Directors acting in good faith deems necessary or desirable.

(b)

Subject to paragraph 6.6(a) the Company may, with the prior consent of the holders of Voting Shares obtained as set out below, at any time before the Separation Time, amend, vary, or rescind any of the provisions of this agreement and the Rights (whether or not that action would materially adversely affect the interests of the holders of Rights generally).  The holders of Voting Shares will be deemed to have given their consent if the action is authorized by an affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the Company’s By-Laws.

(c)

The Company may, with the prior consent of the holders of Rights, at any time on or after the Separation Time, supplement or amend any of the provisions of this agreement and the Rights (whether or not that action would materially adversely affect the interests of the holders of Rights generally).

(d)

Any approval of the holders of Rights will be deemed to have been given if the action requiring approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect of that action.  For the purposes of this agreement, each outstanding Right (other than Rights that are void under the provisions of this agreement) will be entitled to one vote, and the procedures for the calling, holding, and conduct of the meeting will be those, as nearly as may be, which are provided in the Company’s By-Laws and the Business Corporations Act regarding meetings of shareholders of the Company.

(e)

Any amendments that the Company makes to this agreement under paragraph 6.6(a) that are required to maintain the validity of this agreement, or as a result of any change in any applicable legislation or regulations or rules thereunder, or made at the request of a stock exchange on which the Common Shares are traded from time to time, will

(i)

if made before the Separation Time, be submitted to the Company’s shareholders at the next meeting of shareholders and the shareholders may, by the majority referred to paragraph 6.6(b), confirm or reject the amendment; and

(ii)

if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of the Company’s shareholders and the holders of Rights may, by resolution passed by a majority referred to in paragraph 6.6(d), confirm or reject the amendment.

Any amendment will be effective from the date of the resolution of the Board of Directors adopting the amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, if the amendment is confirmed, it continues in effect in the form confirmed.  If the amendment is rejected by the shareholders or the holders of Rights or if the amendment is not submitted to the shareholders or holders of Rights as required, then the amendment will cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this agreement to substantially the same effect will be effective until confirmed by the shareholders or holders of Rights, as the case may be.

(f)

Neither the exercise by the Board of Directors of any power or discretion conferred on it under this agreement nor the making by the Board of Directors of any determination or the granting of any waiver it is permitted to make or give under this agreement will constitute an amendment, variation or rescission of the provisions of this agreement or Rights for the purposes of this section or otherwise.

(g)

Notwithstanding anything in this section to the contrary, no supplement or amendment may be made to the provisions of this agreement except with the written concurrence of the Rights Agent to the supplement or amendment.

6.7

Rights of Action

Subject to the terms of this agreement, all rights of action regarding this agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights.  Any holder of any Right, without the consent of the Rights Agent or the holder of any other Right, may, on his own behalf and for his own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce or otherwise act in respect of the holder’s right to exercise Rights in the manner provided in the holder’s Rights Certificate and in this agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this agreement.

6.8

Notices

(a)

Notices or demands authorized or required by this agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company will be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid, or transmitted by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, addressed (until another address is filed in writing with the Rights Agent) as follows:

Candente Resource Corp.
200 - 905 West Pender Street Vancouver, BC V6C 1L6

Attention: President

Facsimile: 604-685-1946

(b)

Notices or demands authorized or required by this agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent will be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid, or transmitted by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, addressed (until another address is filed in writing with the Company) as follows:

Pacific Corporate Trust Company
510 Burrard Street 2nd Floor Vancouver, BC V6C 3B9

Attention: Manager, Client Services

Facsimile: 604-689-8144

(c)

Notices or demands authorized or required by this agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights will be sufficiently given or made if delivered or transmitted by mail, postage prepaid, addressed to the holder at his or her address as it appears on the registry books of the Rights Agent or, before the Separation Time, on the Company’s registry books for the Common Shares.  Any notice that is mailed in the manner provided in this agreement will be deemed given, whether or not the holder receives the notice.

(d)

Any notice given or made in accordance with this section will be deemed to have been given and to have been received on

(i)

the day of delivery, if delivered;

(ii)

on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout, or other cause) following mailing, if mailed, and

(iii)

on the day of telegraphing, telecopying, or transmission of the same by other means of recorded electronic communication (provided that the transmission occurs during the normal business hours of the addressee on a Business Day and if not, on the next Business Day).

(e)

Each of the Company and the Rights Agent may from time to time change its address for notice to the other given in the manner set out in this section.

(f)

Any accidental error, omission or failure in giving or delivering or mailing any notice will not invalidate or otherwise prejudicially affect any action or proceeding founded on that notice.

6.9

Costs of Enforcement

The Company agrees that if the Company or any other Person, the securities of which are purchasable on exercise of Rights, fails to fulfil any of its obligations under this agreement, then the Company will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by the holder in actions to enforce his rights under any Rights or this agreement.

6.10

Successors

All the covenants and provisions of this agreement by or for the benefit of the Company or the Rights Agent will bind and enure to the benefit of their respective successors and assigns.

6.11

Benefits of this Agreement

Nothing in this agreement will be construed to give to any Person other than the Company, the Rights Agent, and the holders of the Rights any legal or equitable right, remedy, or claim under this agreement, and this agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the holders of the Rights.

6.12

Governing Law

This agreement and each Right will be deemed to be a contract made under the laws of British Columbia and for all purposes will be governed by and construed in accordance with those laws applicable to contracts made and to be performed entirely within that province.

6.13

Counterparts

The parties may sign this agreement in counterparts and each counterpart will for all purposes be deemed to be an original, and all counterparts will together constitute one and the same instrument.

6.14

Severability

If any term or provision of this agreement or the application of that term or provision to any circumstance will, in any jurisdiction and to any extent, be invalid or unenforceable, that term or provision will be ineffective as to that jurisdiction to the extent of its invalidity or unenforceability, without invalidating or rendering unenforceable the remaining terms and provisions of this agreement or the application of that term or provision to circumstances other than those to which it is held invalid or unenforceable.

6.15

Effective Date and Shareholder Confirmation

This agreement is effective and in full force and effect in accordance with its terms from and after the date of this agreement.  At a special general meeting of the Company’s shareholders to be held within six months after the date of this agreement, and every third year after that meeting, the Company will request that its shareholders confirm this agreement.  If the Company does not request that its shareholders confirm this agreement in accordance with this section, or if a majority of the votes cast by Independent Shareholders who vote in respect of the resolution are not voted in favour of confirming this agreement, then the Board of Directors will, immediately upon the chair of the meeting confirming the result of the vote on the resolution and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price and, except for any obligations to the Rights Agent hereunder, this agreement will terminate.

6.16

Rights of Board, Company, and Offeror

Without limiting the generality of the foregoing, nothing in this agreement will be construed to suggest or imply that the Board of Directors will not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid or take any other action (including without limitation the commencement, prosecution, defense, or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the Company’s shareholders) regarding any Take-over Bid that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

6.17

Determinations and Actions by the Board of Directors

The Board of Directors, on the advice of outside counsel, will have the exclusive power and authority to administer this agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company that are necessary or advisable in the administration of this agreement.  All actions, calculations, and determinations (including omissions relating to those actions, calculations, and determinations) that are done or made by the Board of Directors in good faith will not subject the Board of Directors or any director of the Company to any liability to the holders of the Rights.

6.18

Time of the Essence

Time is of the essence in this agreement.

6.19

Regulatory Approvals

Any obligation of the Company or action or event contemplated by this agreement will be subject to the receipt of any requisite approval or consent from any government or regulatory authority including any necessary approvals of the Toronto Stock Exchange or other exchanges.

6.20

Declaration as to Non-Canadian Holders

If, in the opinion of the Board of Directors (who may rely on the advice of counsel), any action or event contemplated by this agreement would require compliance by the Company with the securities laws or comparable legislation of a jurisdiction outside of Canada, the Board of Directors acting in good faith will take any actions that it deems appropriate to ensure compliance or to ensure that compliance is not required, including establishing procedures for the issuance to a Canadian resident Fiduciary of Rights or securities issuable on exercise of Rights, holding in trust those securities for the Person entitled to the securities and the sale of the securities and remittance of the proceeds of the sale (if any) to the Persons entitled to them.  In no event will the Company or the Rights Agent be required to issue or deliver Rights, or securities issuable on exercise of Rights, to persons who are citizens, residents, or nationals of any jurisdiction other than Canada in which the issue or delivery would be unlawful without registration of the relevant persons or securities for those purposes.

6.21

Compliance with Anti-Money Laundering Legislation

The Rights Agent will retain the right not to act and will not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.  Further, if the Rights Agent reasonably determines at any time that its acting under this agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then the Rights Agent have the right to resign on 10 days written notice to the Company provided that:

(a)

the Rights Agent’s written notice must describe the circumstances of such non-compliance; and

(b)

if such circumstances are rectified to the Rights Agent’s satisfaction within such 10 day period, then such resignation will not be effective.

[Balance of page intentionally left blank]

6.22

Privacy Provision

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this agreement.  Despite any other provision of this agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws.  The Company will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclose of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.  The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

IN WITNESS WHEREOF the parties have signed this agreement as of the date written on the first page of this agreement.

CANDENTE RESOURCE CORP.

Per:

PACIFIC CORPORATE TRUST COMPANY

Per:

Per:

EXHIBIT “A”

CERTIFICATE NO. _______

__________ RIGHTS

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF CANDENTE RESOURCE CORP., ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 4.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES OR ANY TRANSFEREES OF RIGHTS HELD BY THE FOREGOING MAY BECOME VOID.

RIGHTS CERTIFICATE

This certifies that ____________________________________, or registered assigns, is the registered holder of the number of Rights set out above, each of which entitles the registered holder, subject to the terms, provisions, and conditions of the Shareholder Rights Plan Agreement dated as of March 9, 2007 (the “Rights Agreement”) between Candente Resource Corp. (the “Company”), a company incorporated under the laws of Canada, and Pacific Corporate Trust Company (the “Rights Agent”, which term will include any successor Rights Agent under the Rights Agreement), a trust company incorporated under the laws of British Columbia, as rights agent, to purchase from the Company at any time after the Separation Time and before the Expiry Time (as those terms are defined in the Rights Agreement) one fully paid common share of the Company (a “Common Share”) at the Exercise Price referred to below, on presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly signed and submitted to the Rights Agent at its principal office in Vancouver, British Columbia.  The Exercise Price will initially be five (5) times the Market Price per Right and will be subject to adjustment in certain events as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are incorporated by reference in this Certificate and form a part of this Certificate and to which reference is made for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Rights Agent, the Company, and the holders of the Rights Certificates.  Copies of the Rights Agreement are on file at the Company’s registered office and are available, without charge to the holder of this Certificate, on written request.

This Rights Certificate, with or without other Rights Certificates, on surrender at any of the offices of the Rights Agent designated for the purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing a total number of Rights equal to the total number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered.  If this Rights Certificate is exercised in part, the registered holder will be entitled to receive, on surrender, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Company at a redemption price of $0.0001 per Right.

No fractional Common Shares will be issued on exercise of any Right or Rights.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose to be the holder of Common Shares or of any other shares of the Company that may at any time be issuable on exercise of the Rights, nor will anything contained in the Rights Agreement or in this Certificate be construed to confer on the holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or on any matter submitted to shareholders of the Company at any meeting of shareholders, or to give or withhold consents to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Company (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise until the Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

This Rights Certificate will not be valid or obligatory for any purpose until it has been manually countersigned by the Rights Agent.

IN WITNESS WHEREOF the Company has caused this Rights Certificate to be signed by its proper officers as of the  day of , .

Date:  __________________________________

CANDENTE RESOURCE CORP.

Per:

Per:

Countersigned:

PACIFIC CORPORATE TRUST COMPANY

Per:

FORM OF ASSIGNMENT

(To be signed by the registered holder if the holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED __________________________________________________________ sells, assigns, and transfers unto

(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title, and interest in the Rights, and does irrevocably constitute and appoint ______________________________________________, as attorney, to transfer the Rights on the Company’s books, with full power of substitution.

Date:  __________________________________

________________________________________
Signature

(Signature must correspond to name as written on the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a chartered bank or an eligible guarantor institution with membership in an approved medallion signature guarantee program.

CERTIFICATE

(To be completed if true)

The undersigned represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a Person acting jointly or in concert with any of the foregoing (as those terms are defined in the Rights Agreement).

_____________________________________
Signature

FORM OF ELECTION TO EXERCISE

TO:

Pacific Corporate Trust Company

510 Burrard Street

2nd Floor

Vancouver, BC  V6C 3B9

AND TO:

Candente Resource Corp.

200 - 905 West Pender Street

Vancouver, BC  V6C 1L6

The undersigned irrevocably elects to exercise _________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable on the exercise of the Rights and requests that the certificates for the securities be issued in the name of:

(Please print name and address)

(Social Insurance, Social Security, or other Taxpayer Identification Number)

If the number of Rights will not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of the Rights will be registered in the name of and delivered to:

(Please print name and address)

(Social Insurance, Social Security, or other Taxpayer Identification Number)

Date:  __________________________________

________________________________________
Signature

(Signature must correspond to name as written on the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a chartered bank or an eligible guarantor institution with membership in an approved medallion signature guarantee program.

CERTIFICATE

(To be completed if true)

The undersigned represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a Person acting jointly or in concert with any of the foregoing (as those terms are defined in the Rights Agreement).

_______________________________
Signature

NOTICE

If the certification set out above in the Forms of Assignment and Election is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a Person acting jointly or in concert with any of the foregoing (as those terms are defined in the Rights Agreement), and accordingly the Rights will be null and void.  No Rights Certificates will be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a Person acting jointly or in concert with any of the foregoing.